Exhibit 10.38
Thermadyne Technologies Holdings, Inc.
2010 EQUITY INCENTIVE PLAN
Article 1. Establishment & Purpose
     1.1 Establishment. Thermadyne Technologies Holdings, Inc. (formerly known as Razor Holdco, Inc.), a Delaware corporation (the “Company”), hereby establishes the Thermadyne Technologies Holdings, Inc. 2010 Equity Incentive Plan (this “Plan”) as set forth herein.
     1.2 Purpose of this Plan. The purpose of this Plan is to attract, retain and motivate the officers, directors and employees of the Company and its Subsidiaries and Affiliates, and to promote the success of the Company’s business by providing them with appropriate incentives and rewards through a proprietary interest in the long-term success of the Company.
Article 2. Definitions
          Capitalized terms used and not otherwise defined herein shall have the meanings set forth below.
     2.1 “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls or any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Board.
     2.2 “Award” means any Option that is granted under this Plan.
     2.3 “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement signed by an authorized officer of the Company to a Participant describing the terms and provisions of the actual grant of such Award.
     2.4 “Board” means the Board of Directors of the Company.
     2.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
     2.6 “Committee” means the Board, or any committee designated by the Board to administer this Plan in accordance with Article 3 of this Plan.
     2.7 “Director” means a member of the Board who is not an Employee.
     2.8 “Employee” means an officer or other employee of the Company or any Subsidiary or Affiliate, including a member of the Board who is such an employee.
     2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     2.10 “Fair Market Value” has the meaning set forth in the Stockholders Agreement

     2.11 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in accordance with Article 6 of this Plan.
     2.12 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
     2.13 “Option” means any Option granted from time to time under Article 6 of this Plan and shall be Tranche A Options, Tranche B Options, Tranche C Options or such other grant of nonqualified stock options designated by the Committee.
     2.14 “Option Price” means the purchase price per Share subject to an Option.
     2.15 “Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.
     2.16 “Person” means any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.
     2.17 “Realization Event” has the meaning set forth in the Stockholders Agreement.
     2.18 “Service” means service as an Employee or Director. Service shall be deemed to continue while a Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is required by applicable law (as determined by the Company).
     2.19 “Share” means a share of common stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 11.1 of this Plan.
     2.20 “Stockholders Agreement” means that certain Stockholders Agreement, dated as of December 3, 2010, among the Company and the other parties thereto including as such agreement may be amended, restated or otherwise modified.
     2.21 “Subsidiary” means any corporation, partnership, limited liability company or other legal entity of which the Company, directly or indirectly, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests.
     2.22 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.
     2.23 “Tranche A Options” mean Options at an Option Price of $10.00 per Share.
     2.24 “Tranche B Options” mean Options at an Option Price of $30.00 per Share.
     2.25 “Tranche C Options” mean Options at an Option Price of $50.00 per Share

Article 3. Administration
     3.1 Authority of the Committee. This Plan shall be administered by the Committee, which shall have full power to interpret and administer this Plan and full authority to select the Directors and Employees to whom Awards will be granted and determine the type and amount of Awards to be granted to each such Director or Employee, the terms and conditions of Awards granted under this Plan and the terms of Award Agreements to be entered into with Participants. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, interpret, clarify, construe or resolve any ambiguity in any provision of this Plan or any Award Agreement, accelerate or waive vesting of Awards and exercisability of Awards, extend the term or period of exercisability of any Awards, modify the purchase price under any Award, or waive any terms or conditions applicable to any Award, subject to the limitations set forth in Section 12.2 of this Plan. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or an Affiliate or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments and guidelines for administering this Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company and all other interested individuals.
     3.2 Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any Subsidiary, and one or more agents or advisors such administrative duties or powers as it may deem advisable.
Article 4. Eligibility and Participation
     4.1 Eligibility. Participants will consist of such Employees and Directors as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under this Plan. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.
     4.2 Awards. Awards granted under this Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of this Plan shall prevail.
Article 5. Shares Subject to this Plan and Maximum Awards
     5.1 Number of Shares Available for Awards.
(a)	Shares. Subject to adjustment as provided in this Article 5 and Article 11 of the Plan, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 619,959 Shares and the maximum number of Shares available for issuance pursuant to (i) Tranche A Options shall be 251,393.37, (ii) Tranche B Options shall be 125,696.69, (iii) Tranche C Options shall be 125,696.69, and (iv) Options granted after the Effective Date shall be 117,172.25 (which may include Tranche A Options, Tranche B Options or Tranche C Options). The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

Any Shares delivered to the Company as part or full payment for the purchase price of an Award granted under this Plan shall again be available for Awards under this Plan.

(b)	Additional Shares. In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without consideration (i.e., Shares or cash) therefor, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards under this Plan. If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under this Plan.
Article 6. Options
     6.1 Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided, that, Options granted to Directors shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee nor the Company or any of its Affiliates shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Each option shall be evidenced by an Award Agreement which shall state the number of Shares covered by such Option. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.
     6.2 Terms of Option Grant. The Option Price shall be determined by the Committee at the time of grant, but shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a Share on the date of grant.
     6.3 Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten (10) years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years).
     6.4 Time of Exercise. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
     6.5 Method of Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date full payment is received by the Company pursuant to clauses (a), (b), (c), (d), or (e) of the following sentence (including the applicable tax withholding pursuant to Section 13.3 of the Plan). The aggregate Option Price for the

Shares as to which an Option is exercised shall be paid to the Company at the election of the Participant: (a) in cash or its equivalent (e.g., by cashier’s check); (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above); (d) to the extent permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price; or (e) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.
     6.6 Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed one hundred thousand dollars ($100,000), or the Option shall be treated as a Nonqualified Stock Option. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.
Article 7. Compliance with Section 409A of the Code
     7.1 General. The Company intends that the Plan and all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs, and other interpretative authority thereunder (“Section 409A”). such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the payments. Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs, and other interpretative authority that may be issued after the date of the grant.
     7.2 Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.
     7.3 Separation from Service. A termination of service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”
Article 8. Adjustments
     8.1 Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number, class and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number, class and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Annual Award Limits, and/or other value determinations (including performance conditions) applicable to the Plan or outstanding Awards.
     8.2 Realization Event. Upon the occurrence of a Realization Event after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make the following (or any combination thereof) adjustments in the terms and conditions of outstanding Awards: (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero, provided, that, in the case of Options or similar Awards, the fair value may equal the excess, if any, of the value of the consideration to be paid in as part of the Realization Event to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled.

Article 9. Duration; Amendment, Modification, Suspension and Termination
     9.1 Duration of Plan. Unless sooner terminated as provided in Section 9.2, this Plan shall terminate on the tenth anniversary of the Effective Date.
     9.2 Amendment, Modification, Suspension and Termination of Plan. Subject to the terms of the Plan, the Committee may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion, provided, that, no action taken by the Committee shall adversely affect the rights granted to any Participant under any outstanding Awards (other than pursuant to Article 7 or Article 8) without the Participant’s written consent.
Article 10. General Provisions
     10.1 No Right to Service or Award. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
     10.2 Settlement of Awards. Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be issued, rounded, forfeited, or otherwise eliminated.
     10.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.
     10.4 No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto; provided in all cases that the Company and the Committee administer and operate the Plan in accordance with its terms.
     10.5 Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
     10.6 Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable subject to the limitations set forth in Section 9.2 of this Plan. These restrictions may include, but shall not be limited to, requirements that the Participant: (a) become a signatory to the Company’s then-existing stockholders agreement; (b) hold the Shares received for a specified period of time; or (c) represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.
     10.7 Shares Not Registered. Shares and Awards shall not be issued under this Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under this Plan, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under this Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requires.
     10.8 Awards to Non-U.S. Employees or Directors. To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or has Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Employees or Directors outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.
     10.9 Rights as a Stockholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
     10.10 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
     10.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
     10.12 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.
     10.13 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
     10.14 Governing Law. This Plan and each Award Agreement and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Plan or any Award Agreement or the negotiation, execution or performance of this Plan or any Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
     10.15 Effective Date. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the “Effective Date”).
     10.16 Stockholder Approval. The Plan will be submitted for approval by the stockholders of the Company on the Effective Date.
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     This Plan was duly adopted and approved by the Board of Directors of the Company on the 2nd day of December, 2010.